Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 31 West 52nd Street, Fifth Floor New York, NY 10019-6118 o: (212) 999-5800 f: (866) 974-7329

September 1, 2026

PMV Pharmaceuticals, Inc.

400 Alexander Park Drive

Suite 301

Princeton, NJ 08540

Re:	Follow-On Public Offering of PMV Pharmaceuticals, Inc.

Ladies and Gentlemen:

We have acted as counsel to PMV Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on November 20, 2024 of a Registration Statement on Form S-3 (File No. 333-283349), under the Securities Act of 1933, as amended, and declared effective on November 27, 2024 (the “Registration Statement”), the prospectus contained within the Registration Statement (the “Base Prospectus”), and the prospectus supplement to the Registration Statement dated August 31, 2026 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).

The Prospectus Supplement relates to the offering by the Company of an aggregate (i) (a) 22,055,000 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”) and, in lieu thereof to certain investors, (b) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 19,900,000 shares of Common Stock (the “Pre-Funded Warrant Shares”), and (ii) accompanying warrants (the “Common Warrants” and, collectively with the Pre-Funded Warrants, the “Warrants”) to purchase an aggregate of 41,955,000 shares of Common Stock (the “Common Warrant Shares”) or Pre-Funded Warrants (together, the Shares, Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Common Warrants and the Common Warrant Shares, the “Securities”). The offering of the Securities is being made pursuant to that certain underwriting agreement, dated August 31, 2026, by and among the Company and TD Securities (USA) LLC, as representative of the several underwriters named therein (the “Underwriting Agreement”).

We have examined copies of the Registration Statement, together with the documents incorporated by reference therein, and the Prospectus. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) that the Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (v) that the Shares, the Warrants, and the Warrant Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; and (vi) the legal capacity of all natural persons.

AUSTIN  BOSTON  BOULDER  BRUSSELS  CENTURY CITY  HONG KONG  LONDON

LOS ANGELES  NEW YORK  PALO ALTO SALT LAKE CITY  SAN DIEGO

SAN FRANCISCO  SEATTLE  SHANGHAI  WASHINGTON, DC  WILMINGTON, DE

PMV Pharmaceuticals, Inc.

September 1, 2026

Based on and subject to the foregoing, we are of the opinion that (i) the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable; (ii) the Warrants have been duly authorized and, when executed and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (iii) the Warrant Shares have been duly authorized and, when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on or about the date hereof for incorporation by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation